UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 9, 2013

ECOTALITY, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-50983	68-0515422
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Montgomery Street, Suite 2525
San Francisco, CA	94104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 992-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on Form 8-K filed with the Securities and Exchange Commission on March 18, 2013, Mr. David Kuzma, a member of the board of directors of ECOtality, Inc. (the “Company”), passed away in late December 2012. Pursuant to the Company’s Amended and Restated By-laws, on July 5, 2013 the Company’s Board of Directors (the “Board”) appointed Brandon Hurlbut as a member of the Board to fill the vacancy created by Mr. Kuzma’s passing.

Mr. Hurlbut previously served as the former Chief of Staff for the U.S. Department of Energy (“DOE”), where he managed the department’s principal initiatives including oversight of the of the federal agency’s day-to-day operations, $27 billion budget and 115,000 person workforce. In addition, Mr. Hurlbut led the transition team from Energy Secretary Chu to current Secretary Moniz before departing the DOE in June 2013. Mr. Hurlbut began his career working in the White House as the Deputy Director of Cabinet Affairs with the Obama Administration, where he served as the President's liaison to Department of Agriculture, Department of Transportation, Department of Interior, Environmental Protection Agency and Department of Energy. Previously, Mr. Hurlbut served on the Presidential Transition Team as senior personnel staff for the energy and environment cabinet agencies.

Mr. Hurlbut currently serves as a co-founder of Boundary Stone Partners, a newly launched business-advisory firm focused on capital markets, technology and policy, and as an advisor to DuSable Capital Management, a private-equity firm focused on energy and infrastructure opportunities. He received his J.D. from Georgetown University Law Center and has a bachelor’s degree in political science from the University of Illinois at Urbana-Champaign.

Mr. Hurlbut will receive compensation for his service on the Board in accordance with the Company’s normal policies. He will also receive the same form of Indemnification Agreement as all other members of the Board.

Item 8.01. Other Events.

On July 9, 2013, the Company issued a press release that publicly announced the appointment of Mr. Hurlbut to serve as a member of the Board. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 attached hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Name and/or Identification of Exhibit

99.1	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOTALITY, INC.

(Registrant)

Signature	Title	Date

/s/ Susie Herrmann	Chief Financial Officer	July 9, 2013
Susie Herrmann

EXHIBIT INDEX

Exhibit Number	Name and/or Identification of Exhibit

99.1	Press release